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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                MGM GRAND, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                                MGM GRAND, INC.
              3799 LAS VEGAS BLVD. SOUTH, LAS VEGAS, NEVADA 89109
                               ----------------
                    NOTICE OF ANNUAL MEETING TO BE HELD ON
                                  MAY 5, 1998
                               ----------------
To the Stockholders:

  The Annual Meeting of Stockholders of MGM Grand, Inc., a Delaware corporation (the "Company"), will be held at MGM Grand Hotel, 3799 Las Vegas Blvd. South, Las Vegas, Nevada, on May 5, 1998, at 10:00 a.m., for the following purposes:

    1.To elect a Board of Directors.

    2. To consider and act upon a proposal to ratify and approve the adoption of the Company's stock option plans.

    3. To consider and act upon the ratification of the selection of independent auditors.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Stockholders of record at the close of business on March 12, 1998 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company's executive offices, located at 3799 Las Vegas Blvd. South, Las Vegas, Nevada 89109, for a period of 10 days prior to the meeting date.

                      By Order of the Board of Directors,

/s/ Alex Yemenidjian                      /s/ J. Terrence Lanni

Alex Yemenidjian                          J. Terrence Lanni
President and Chief Operating             Chairman and Chief Executive Officer
Officer



April 15, 1998
                PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
 USE THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED
                                    STATES.

----------------------------------------------------
                 MGM GRAND, INC.                 |
       STOCKHOLDER MEETING ADMISSION TICKET      |
     -----------------------------------         |    NOTE: PLEASE CLIP AND
     -----------------------------------         |    BRING THE STOCKHOLDER
      TIME:10:00 A.M.                            |    MEETING ADMISSION
      DATE:May 5, 1998                           |    TICKET. NO ADMISSION
      LOCATION:   MGM GRAND HOTEL & CASINO       |    WILL BE ALLOWED WITHOUT
                       Grand Theatre             |    THIS TICKET.
                       3799 Las Vegas Blvd. South
                       Las Vegas, Nevada 89109
 STOCKHOLDER NAME:______________________________
 [_] WITH SPOUSE              [_] WITHOUT SPOUSE
 STOCKHOLDER ADDRESS:___________________________
                    -----------------------------
 (PLEASE PRINT)

                                MGM GRAND, INC.
                          3799 LAS VEGAS BLVD. SOUTH
                            LAS VEGAS, NEVADA 89109

                               ----------------
                                PROXY STATEMENT
                                APRIL 15, 1998

                               ----------------

  The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors of the Company, and this solicitation is made on behalf of the Board of Directors of the Company. Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy, if in attendance at the meeting, may vote in person instead of by proxy. All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this Proxy Statement and in favor of Proposals 2 and 3 as described herein.

  Matters to be considered and acted upon at the meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. This Proxy Statement was first mailed to stockholders on or about April 15, 1998.

  The authorized capital stock of the Company presently consists of 75,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"). At the close of business on March 12, 1998, the record date for determining stockholders entitled to vote at the meeting, 57,990,640 shares of Common Stock were outstanding and entitled to vote at the meeting. Each stockholder is entitled to one vote for each share held of record on that date on all matters which may come before the meeting.

  The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against the matter.

  In accordance with the rules of the New York Stock Exchange, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileges of the Common Stock) and thus, in the absence of specific instructions from the beneficial owner of shares, will not be empowered to vote the shares on such matters. A broker non-vote will not be counted in determining the number of shares necessary for approval of the proposals. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

  Shown below is certain information as of March 12, 1998 with respect to beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of shares of Common Stock by the only person or entities known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, by the Named Executives, as defined under "Executive Compensation," and by all directors and executive officers of the Company as a group who held office as of the date of this Proxy Statement.

                                AMOUNT
                             BENEFICIALLY      PERCENT
   NAME AND ADDRESS(1)         OWNED(2)        OF CLASS
   -------------------       ------------      --------
   Kirk Kerkorian             36,239,822(3)      62.5%
   4835 Koval Lane
   Las Vegas, Nevada 89109
   J. Terrence Lanni             435,015(4)        --%*
   Alex Yemenidjian              340,000(4)        --%*
   Fred Benninger                 40,000(4)        --%*
   4835 Koval Lane
   Las Vegas, Nevada 89109
   Scott Langsner                 39,722(4)        --%*
   Edward J. Jenkins              10,315(4)        --%*
   FMR Corp.                   4,386,700(5)       7.6%
   82 Devonshire Street
   Boston, MA 02109
   Capital Group Companies,
    Inc.                       3,650,000(6)       6.3%
   333 South Hope Street
   Los Angeles, CA 90071-
    1447
   All directors and
    executive officers        37,167,489(3)(4)   63.2%
    as a group (16 persons)

--------
 * Less than one percent (1%)

(1) Unless otherwise indicated, the address for the persons listed is 3799 Las Vegas Blvd. South, Las Vegas, Nevada 89109.

(2) Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(3) Of these shares, 32,345,416 are held by Tracinda Corporation ("Tracinda"), a Nevada corporation wholly owned by Mr. Kerkorian.

(4) Included in these amounts are 400,000 shares, 300,000 shares, 30,000 shares, 35,500 shares, and 10,000 shares subject to stock options exercisable on or prior to May 12, 1998 held by Messrs. Lanni, Yemenidjian, Benninger, Langsner and Jenkins, respectively, and 907 shares held in Mr. Langsner's 401(k) Savings Plan. Also included are 7,000 shares subject to stock options exercisable on or prior to May 12, 1998, held by seven non-employee directors (see "Election of Directors"), at 1,000 shares each, which are exercisable on or prior to May 12, 1998.

(5) Based upon a Schedule 13G, dated February 14, 1998, filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson with the Securities and Exchange Commission. Of these shares, 3,681,800 are held by Fidelity Management & Research Company and 704,900 shares are held by Fidelity Management Trust Company, each a wholly owned subsidiary of FMR Corp. FMR Corp. and Edward C. Johnson 3d each has sole power to dispose of 4,386,700 of such shares and the sole power to vote or to direct the voting of 539,000 of such shares.

(6) Based upon a Schedule 13G, dated February 10, 1998, filed by The Capital Group Companies, Inc. with the Securities and Exchange Commission, wherein The Capital Group Companies, Inc. states that it does not have investment or voting power over, but may be deemed to beneficially own, such shares.

  As indicated above, Mr. Kerkorian beneficially owns over 50% of the currently outstanding shares of Common Stock. Mr. Kerkorian intends to vote his shares of Common Stock in favor of the nominees for the Board of Directors listed in the Proxy Statement. Since the holders of Common Stock do not have cumulative voting rights and since Mr. Kerkorian's shares represent more than 50% of the shares to be voted at the meeting, Mr. Kerkorian will be able to elect the entire Board of Directors. Mr. Kerkorian also intends to vote his shares in favor of Proposals 2 and 3, and Mr. Kerkorian's vote will be sufficient to cause adoption of Proposals 2 and 3.

                             ELECTION OF DIRECTORS

                                PROPOSAL NO. 1

INFORMATION CONCERNING THE NOMINEES

  One of the purposes of the meeting is to elect 13 Directors, each of whom will serve until the next annual meeting of stockholders or until their respective successor shall have been elected and qualified or until their earlier resignation or removal.

  The table set forth below names each nominee for Director and gives information concerning their principal occupation for at least the past five years, beneficial ownership of Company Common Stock, age as of March 12, 1998 and certain other matters. In the event any of said nominees should be unavailable to serve as Director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

                                                                   SHARES OF
                                                                     COMMON
                                                         FIRST       STOCK
                            PRINCIPAL OCCUPATION AND     BECAME   BENEFICIALLY
         NAME (AGE)            OTHER DIRECTORSHIPS     A DIRECTOR   OWNED(1)
 -------------------------- ------------------------   ---------- ------------
 James D. Aljian (65)       Executive of Tracinda         1988         11,400(2)(3)
                            since October 1987.
                            Director of Chrysler
                            Corporation ("Chrysler")
                            since February 1996, and
                            Metro-Goldwyn-Mayer Inc.
                            ("MGM Inc."), of which
                            Tracinda has an
                            approximate 65%
                            ownership interest,
                            since October 1996.
 Fred Benninger (81)        Vice Chairman of the          1986         40,000(2)(3)
                            Board of the Company
                            since April 1995.
                            Chairman of the Board of
                            the Company from August
                            1987 to April 1995.
                            President of the Company
                            from August 1987 to
                            March 1990, and Chief
                            Executive Officer of the
                            Company from August 1987
                            to January 1991.
 Terry Christensen (57)     Partner, Christensen,         1987          3,000(2)(3)
                            Miller, Fink, Jacobs,
                            Glaser, Weil & Shapiro,
                            LLP, attorneys, Los
                            Angeles, California,
                            since May 1988. Director
                            of GIANT GROUP, LTD.,
                            Rally's Hamburgers, Inc.
                            and Checkers Drive-In
                            Restaurants, Inc.
 Glenn A. Cramer (76)       Director of Transamerica      1992          6,033(2)(3)
                            Corporation from 1968 to
                            April 1994, and Chairman
                            of the Executive
                            Committee of
                            Transamerica Airlines
                            from 1983 to April 1994.
 Willie D. Davis (63)       President and Director        1989          1,500(2)(3)
                            of All-Pro Broadcasting,
                            Inc., an AM and FM radio
                            broadcasting company.
                            Director of Sara Lee
                            Corporation, K-Mart
                            Corporation, Johnson
                            Controls, Inc., Alliance
                            Bank, WICOR, Dow
                            Chemical Company,
                            Rally's Hamburgers, Inc.
                            and LA Gear, Inc.

                                                                    SHARES OF
                                                                      COMMON
                                                          FIRST       STOCK
                             PRINCIPAL OCCUPATION AND     BECAME   BENEFICIALLY
         NAME (AGE)             OTHER DIRECTORSHIPS     A DIRECTOR   OWNED(1)
 --------------------------- ------------------------   ---------- ------------
 Alexander M. Haig, Jr. (73) Chairman of Worldwide         1990          1,200(2)(3)
                             Associates, Inc., an
                             international business
                             advisory firm. Director
                             of America Online, Inc.
                             and Interneuron
                             Pharmaceuticals, Inc.
                             Consultant to the
                             Company since May 1990.
 Kirk Kerkorian (80)         Chief Executive Officer,      1987     36,239,822(4)
                             President and sole
                             director and stockholder
                             of Tracinda. Director of
                             MGM Inc. since October
                             1996.
 J. Terrence Lanni (55)      Chairman of the Company       1995        435,015(2)(3)
                             since July 1995.
                             Chairman of the
                             Executive Committee and
                             Chief Executive Officer
                             of the Company since
                             June 1995. President of
                             the Company from June
                             1995 to July 1995.
                             President and Chief
                             Operating Officer of
                             Caesars World, Inc. from
                             April 1981 to February
                             1995. Director of
                             Meditrust Operating
                             Company, a New York
                             Stock Exchange listed
                             real estate investment
                             trust.
 Frank G. Mancuso (64)       Chairman of the Board         1997          3,000(2)
                             and Chief Executive
                             Officer of MGM Inc.
                             since October 1996, and
                             of Metro-Goldwyn-Mayer
                             Studios, Inc. since July
                             1993. Chairman and Chief
                             Executive Officer of
                             Paramount Pictures
                             Corporation
                             ("Paramount") from
                             September 1984 to March
                             1991, having served
                             Paramount in numerous
                             other capacities
                             beginning in 1963.
                             Entertainment industry
                             consultant from March
                             1991 to July 1993.
 James J. Murren (36)        Executive Vice President      1998            --
                             and Chief Financial
                             Officer of the Company
                             since January 1998.
                             Prior thereto, Managing
                             Director and Co-Director
                             of research for Deutsche
                             Morgan Grenfell ("DMG"),
                             having served DMG in
                             various other capacities
                             since 1984.
 Walter M. Sharp (81)        President of Walter M.        1986         30,482(2)(3)
                             Sharp Company (financial
                             consultants) and a
                             consultant to Tracinda.

                                                                   SHARES OF
                                                                     COMMON
                                                         FIRST       STOCK
                            PRINCIPAL OCCUPATION AND     BECAME   BENEFICIALLY
         NAME (AGE)            OTHER DIRECTORSHIPS     A DIRECTOR   OWNED(1)
 -------------------------- ------------------------   ---------- ------------
 Alex Yemenidjian (42)      President of the Company      1989        340,000(2)(3)
                            since July 1995. Chief
                            Operating Officer of the
                            Company since June 1995.
                            Executive Vice President
                            of the Company from June
                            1992 to July 1995, and
                            Chief Financial Officer
                            of the Company from May
                            1994 to January 1998.
                            Chairman of the
                            Executive Committee of
                            the Company from January
                            1991 to June 1992.
                            President and Chief
                            Operating Officer of the
                            Company from March 1990
                            to January 1991.
                            Executive of Tracinda
                            from January 1990 to
                            January 1997. Director
                            of MGM Inc. since
                            November 1997.
 Jerome B. York (59)        Vice Chairman of              1995          6,000(2)(3)
                            Tracinda since September
                            1995. Senior Vice
                            President and Chief
                            Financial Officer of IBM
                            Corporation from May
                            1993 to September 1995,
                            and Director of IBM
                            Corporation from January
                            1995 to September 1995.
                            Executive Vice President
                            Finance and Chief
                            Financial Officer of
                            Chrysler from May 1990
                            to May 1993. Director of
                            Chrysler from April 1992
                            to May 1993. Director of
                            MGM Inc. since October
                            1996. In addition, Mr.
                            York serves on the board
                            of directors of Apple
                            Computer, Inc. and USA
                            Waste Services, Inc.

--------
(1) Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

(3) Included in these amounts are shares subject to stock options exercisable on or prior to May 12, 1998 held as follows:

            NAME                                  SHARES
            ----                                  -------
            Mr. Aljian...........................   1,000
            Mr. Benninger........................  30,000
            Mr. Christensen......................   1,000
            Mr. Cramer...........................   1,000
            Mr. Davis............................   1,000
            Mr. Haig.............................   1,000
            Mr. Lanni............................ 400,000
            Mr. Sharp............................   1,000
            Mr. Yemenidjian...................... 300,000
            Mr. York.............................   1,000

(4) Of this amount, 32,345,416 shares are owned by Tracinda.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports of ownership of the Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company's directors and executive officers that no other reports were required, the Company notes that all reports were filed on a timely basis.

                             INFORMATION REGARDING
                             BOARD AND COMMITTEES

  CERTAIN COMMITTEES: FUNCTIONS, MEMBERSHIPS AND MEETINGS. The following is a brief description of the functions of certain committees of the Board of Directors and the identity of their members. There is no nominating committee or committee performing a similar function.

  The Executive Committee - During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. The current members of the Executive Committee are J. Terrence Lanni (Chairman), Fred Benninger, Kirk Kerkorian, James J. Murren, Walter M. Sharp, Alex Yemenidjian and Jerome B. York. The Executive Committee held 16 meetings during fiscal 1997 and acted by written consent six times.

  The Audit Committee - The functions of the Audit Committee are to recommend an accounting firm to conduct an annual audit of the Company's consolidated financial statements and to review with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with the independent and internal auditors the adequacy of internal control systems, receives internal audit reports and reports its findings to the Board of Directors. The Audit Committee is composed exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as an Audit Committee member. The current members of the Audit Committee are Jerome B. York (Chairman), James D. Aljian, Willie D. Davis, Glenn A. Cramer and Walter
M. Sharp. The Audit Committee held three meetings during fiscal 1997.

  The Compensation and Stock Option Committee - The functions of the Compensation and Stock Option Committee (the "Compensation Committee") are to ensure that the compensation program for executives of the Company (1) is effective in attracting and retaining key officers, (2) links pay to business strategy and performance and (3) is administered in a fair and equitable fashion in the stockholders' interests. The Compensation Committee recommends executive compensation policy to the Board, determines compensation of senior executives of the Company, determines the performance criteria and bonuses to be granted pursuant to the Company's Annual Performance Based Incentive Plan, and administers and approves granting of Company stock options. The Compensation Committee's authority and oversight extends to total compensation, including base salaries, bonuses, stock options, and other forms of compensation. The Compensation Committee is comprised exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Compensation Committee member. The current members of the Compensation Committee are James
D. Aljian (Chairman), Walter M. Sharp and Jerome B. York. The Compensation Committee held 13 meetings during fiscal 1997.

  BOARD MEETINGS. The Board of Directors held four meetings during 1997, and acted once by unanimous written consent. The work of the Company's Directors is performed not only at meetings of the Board of Directors and its committees, but also in consideration of the Company's matters and documents and in numerous communications among Board members and others wholly apart from meetings. During 1997, all Directors attended at least 94% of the aggregate of all meetings of the Board of Directors and committees on which they served (held during the period for which they served).

  FEES FOR BOARD AND COMMITTEE SERVICE. Directors who are compensated as full-time employees of the Company receive no additional compensation for service on the Board of Directors or its committees. Each Director who is not a full-time employee of the Company is paid $26,000 per annum, plus $750 per meeting of each Executive Committee meeting attended, if such Director is a member of the Executive Committee of the Board of Directors. Each member of the Audit Committee receives $1,500 for each meeting attended (subject to a $6,000 maximum), and each member of the Compensation Committee receives $750 per quarter. Directors are also reimbursed expenses for attendance at Board and Committee meetings.

  On February 28, 1997, the Compensation Committee adopted a stock option grant program pursuant to the Nonqualified Stock Option Plan, which received subsequent stockholder approval, whereby members of the Company's Board of Directors who are not full-time employees of the Company would receive an initial grant of 5,000 stock options, if so accepted, and subsequent yearly grants of 1,000 stock options during their respective terms as directors.

  During 1995, 1996, and 1997, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees at the rate of $50,000 per annum.

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1997, 1996, and 1995, of those persons who were, at December 31, 1997, (i) the Chief Executive Officer, and (ii) the other most highly compensated Executive Officers of the Company who have received in excess of $100,000 (collectively, the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION
                                                            ------------
                               ANNUAL COMPENSATION             AWARDS
                           -------------------------------- ------------
                                                               SHARES
NAME AND PRINCIPAL                                   OTHER   UNDERLYING     ALL OTHER
POSITION              YEAR   SALARY        BONUS     ANNUAL  OPTION(A)   COMPENSATION(B)
------------------    ---- ----------    ----------  ------ ------------ ---------------
J. Terrence Lanni     1997 $1,000,000    $983,642(C)  $--          --        $   591
 Chairman and Chief   1996  1,000,000     500,000(D)   --          --            --
 Executive Officer    1995    583,333(E)        --     --    1,000,000        85,000
Alex Yemenidjian      1997    750,000     826,482(C)   --          --            --
 President and Chief  1996    750,000     423,750(D)   --          --            --
 Operating Officer    1995    410,416(E)        --     --      400,000           --
Fred Benninger        1997    110,000      97,500(C)   --          --            --
 Vice-Chairman of the 1996    110,000      97,500(D)   --          --            --
 Board                1995    401,666           --     --          --            --
Scott Langsner        1997    200,000     118,037(C)   --        7,000           591
 Secretary/Treasurer  1996    183,333(G)   50,000(D)   --        7,500           --
                      1995    160,000      25,000(F)   --          --            --
Edward J. Jenkins     1997    150,000      30,000(C)   --          --            591
 Vice President       1996    140,000      30,000(D)   --          --            --
                      1995     32,105           --     --       25,000           --

--------
(A) During the years indicated, the only long-term compensation was pursuant to the Company Non-qualified Stock Option Plan. No grants have been made under the Company Incentive Stock Option Plan.
(B) The amounts in this column for 1997 represent value received pursuant to the employee stock grant program in May 1997 (see "Benefit Plans"). The payment of $85,000 to Mr. Lanni in 1995 represented a moving allowance and reimbursement of moving costs incurred related to relocation to the Company offices in Las Vegas, Nevada.
(C) In February 1998, certain of the Named Executives received bonuses pursuant to the Company's Annual Performance Based Incentive Plan for executive officers (see "Compensation Committee Report on Executive Compensation") as follows: Mr. Lanni--$983,642; Mr. Yemenidjian--$737,732; Mr. Langsner--$118,037; and Mr. Jenkins--$30,000. Additionally, in April 1997, Mr. Yemenidjian received $40,000 pursuant to commencement of an employment contract (see "Certain Transactions"), and in February 1998, Mr. Yemenidjian and Mr. Benninger received $48,750 and $97,500, respectively, pursuant to long-term incentive agreements as detailed herein (see "Certain Transactions").
(D) In February 1997, certain of the Named Executives received bonuses based on (i) the financial performance of the Company for 1996 and (ii) the Named Executives' individual performance. Additionally, in February 1996, Mr. Yemenidjian and Mr. Benninger received $48,750 and $97,500, respectively, pursuant to long-term incentive agreements as detailed herein (see "Certain Transactions").

(E) Pursuant to the terms of their respective employment, Mr. Lanni's annual salary was $1,000,000 and Mr. Yemenidjian's annual salary was $750,000. The amounts shown cover a period of less than one year.
(F) Represents payment from the MGM Grand-Bally's Monorail Limited Liability Company, of which the Company is a 50% owner.
(G) Mr. Langsner's annual salary was $180,000; the excess shown here represents a retroactive salary adjustment.

  The table below sets forth certain information regarding options granted during 1997 to the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                  POTENTIAL
                                                              REALIZABLE VALUE
                                                              AT ASSUMED ANNUAL
                                                               RATES OF STOCK
                                                                    PRICE
                              NUMBER OF SECURITIES            APPRECIATION FOR
                           UNDERLYING OPTIONS GRANTED          OPTION TERM(B)
                    ----------------------------------------- -----------------
                                 PERCENT
                                OF TOTAL
                                 OPTIONS
                                 GRANTED
                                   TO     EXERCISE
                                EMPLOYEES  PRICE
                      OPTIONS   IN FISCAL   PER    EXPIRATION
NAME                GRANTED (A)   YEAR     SHARE      DATE       5%      10%
----                ----------- --------- -------- ---------- -------- --------
Scott Langsner.....    7,000      1.11%    $35.13    7/7/07   $154,630 $391,860

--------
(A) The options were granted on July 7, 1997. All options have a ten-year term, with 20% of the options becoming exercisable on each of the first through the fourth anniversary dates, and with full vesting occurring on the fifth anniversary date.
(B) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

  The following table sets forth option exercises and year end value tables for the Named Executives.

 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR END OPTION VALUES

                                                  NUMBER OF SHARES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                     OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                                  DECEMBER 31, 1997       DECEMBER 31, 1997(A)
                                              ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON  VALUE
NAME                     EXERCISE(#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
J. Terrence Lanni.......     --        $--      200,000      800,000    $2,025,000   $8,100,000
Alex Yemenidjian........     --         --      215,000      335,000     4,083,125    3,391,875
Fred Benninger..........     --         --       20,000       30,000       202,500      303,750
Scott Langsner..........     --         --       35,500       29,000       755,500      211,500
Edward J. Jenkins.......     --         --        5,000       20,000        60,625      242,500

--------
(A) Based upon the market value of the underlying securities at December 31, 1997 of $36.125, minus the exercise price of "in-the-money" options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

  The Compensation Committee is responsible for establishing, monitoring and implementing the policies governing the compensation of the Company's executives. During 1997, the Compensation Committee was comprised of the three independent directors whose names appear at the bottom of this report. These policies may be summarized as follows:

    1. The Company's compensation programs should be effective in attracting, motivating and retaining key executives;

    2. There should be a correlation between the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance; and

    3. The Company's compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company's stockholders.

  The Company's executives are compensated through a combination of salary, performance bonuses and long-term incentive arrangements (where appropriate) and grants of stock options under the Company's Nonqualified Stock Option Plan and Incentive Stock Plan. The annual salaries of the executives are reviewed from time to time and adjustments are made where necessary in order for the salaries of the Company's executives to be competitive with the salaries paid by the companies included in the Dow Jones Entertainment and Leisure-Casinos Industry Group (the "Casinos Group"). Performance bonuses, where appropriate, are usually determined after the end of the Company's fiscal year based on an assessment of the Company's results and the level of an individual's particular performance for that year. Long-term incentive arrangements, on a case by case basis, may be determined as part of an overall compensation package in conjunction with demonstrable enhancements to stockholder values. The Company did not enter into any long-term incentive arrangement with any executives in 1997. Stock option grants are considered by the Compensation Committee from time to time.

  Annual bonuses for 1997 paid to executive officers of the Company were granted under the Company's Annual Performance Based Incentive Plan for Executive Officers (the "Incentive Plan"). The Incentive Plan provides for performance-based bonuses for executives who are "covered employees" under
Section 162(m) of the Internal Revenue Code, enacted in 1993. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to any such company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee's current policy is to structure the performance-based portion of the compensation of its executive officers (currently consisting of stock option grants and the bonuses granted pursuant to the Incentive Plan) in a manner that complies with Section 162(m) of the Internal Revenue Code whenever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation would be payable.

  The Incentive Plan, which was approved by the Company's stockholders in May 1997, is an annual bonus plan designed to provide certain senior executive officers with incentive compensation based upon the achievement of performance goals which are set by the Compensation Committee during the first quarter of each year. The Compensation Committee based the performance measure in 1997 on achievement by the Company of target revenues and net income before tax, subject to application of an adjustment factor. The actual bonus award, if any, for eligible executives is determined by the Compensation Committee, provided that no bonus award may exceed the lesser of 100% of the eligible executive's annual base salary as in effect at the beginning of the plan year or

$1,000,000. In determining whether to grant any bonuses under the Incentive Plan for 1997 and the amount of such bonuses, the Compensation Committee considered, in order of importance, the following: an assessment of overall Company performance as compared to both targeted and prior year performance; the extent to which the Company achieved its financial goals of growth in revenues and net income before taxes; the executives' levels of responsibility and performance, based upon evaluations and recommendations of the Chairman of the Board and Chief Executive Officer as to proposed bonuses for executives other than himself; and the other components of eligible executives' compensation attributable to 1997. Based upon the foregoing, and consistent with the recommendations of the Chairman of the Board and Chief Executive Officer, the Compensation Committee determined, in February 1998, to grant bonuses for 1997 to the Named Executives (other than the Chief Executive Officer) as follows: Mr. Yemenidjian--$737,732; Mr. Langsner--$118,037; and Mr. Jenkins--$30,000.

  The Compensation Committee believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Committee strongly believes that stock ownership in the Company is valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the shareholders as a whole and encourages them to manage the Company for the long term. The Compensation Committee determines whether to grant stock options, as well as the amount of the grants, by taking into account, in the following order of importance, the individual's past and prospective value to the Company, the performance of the proposed recipient (based upon evaluations by the executive's superior or the Board of Directors) and the amount of stock options previously granted. In 1997, the Committee granted to Mr. Langsner options to purchase 7,000 shares of Common Stock and determined that the other Named Executives had adequate stock incentives at that time. The Committee anticipates that it will grant additional options to the Company's senior executive officers in the future.

COMPENSATION AWARDED TO THE CHIEF EXECUTIVE OFFICER

  J. Terrence Lanni became President and Chief Executive Officer of the Company effective June 1, 1995, and was named Chairman of the Board and Chief Executive Officer on July 13, 1995. Mr. Lanni is eligible to participate in the same executive compensation plans available to the Company's other senior executives. Pursuant to the terms of his employment agreement, Mr. Lanni's salary is $1,000,000 per year. In considering whether to pay Mr. Lanni a bonus for 1997 under the Incentive Plan, the Committee considered, in order of importance, the following: an assessment of overall Company performance as compared to both targeted and prior year performance; the extent to which the Company achieved its financial goals of growth in revenues and net income before taxes; the level of responsibility and performance of the Chief Executive Officer; and the other components of his compensation attributable to 1997. Based upon the foregoing factors applied to the results of 1997 and upon the compensation policies described above, the Compensation Committee determined, in February 1998, to grant Mr. Lanni a bonus of $983,642 for 1997.

                                                   /s/ James D. Aljian
                                          -------------------------------------
                                                     JAMES D. ALJIAN

                                                   /s/ Walter M. Sharp
                                          -------------------------------------
                                                     WALTER M. SHARP

                                                   /s/ Jerome B. York
                                          -------------------------------------
                                                     JEROME B. YORK

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Casinos Group for the five year period commencing January 1, 1993 and ended December 31, 1997.

  The Company does not believe that comparison to any of the Dow Jones indices or any other company for periods prior to December 1993 is meaningful, since the Company, through its wholly owned subsidiary, MGM Grand Hotel, Inc., did not commence operations until completion of construction of MGM Grand Las Vegas, a hotel/casino and entertainment complex located in Las Vegas, Nevada, which opened on December 18, 1993. However, the Company believes that the selected indices provide meaningful comparison for subsequent periods.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG THE COMPANY, DOW JONES EQUITY MARKET INDEX,
                        AND THE DOW JONES CASINOS GROUP

                             [GRAPH APPEARS HERE]

                                            DECEMBER 31,
                                    -----------------------------
                                    1992 1993 1994 1995 1996 1997
                                    ---- ---- ---- ---- ---- ----
     MGM Grand, Inc.                100  205  126  120  182  189
     Dow Jones Equity Market Index  100  110  111  152  188  251
     Dow Jones Casinos Group        100  153  117  155  170  149

--------
* Assumes $100 invested on January 1, 1993 in each of Company stock, the Dow Jones Equity Market Index, and the Dow Jones Casinos Group.

                                 BENEFIT PLANS

  The Company's Annual Performance Based Incentive Plan for Executive Officers (the "Incentive Plan"), which was approved by the Company's stockholders in May 1997, is an annual bonus plan designed to provide certain senior executive officers with incentive compensation based upon the achievement of performance goals which are set by the Compensation Committee during the first quarter of each year. The Incentive Plan provides for performance-based bonuses for executives who are "covered employees" under Section 162(m) of the Internal Revenue Code, enacted in 1993. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to any such company's chief executive officer and four other most highly compensated executives. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee's current policy is to structure the performance-based portion of the compensation of its executive officers (currently consisting of stock option grants and the bonuses granted pursuant to the Incentive Plan) in a manner that complies with Section 162(m) of the Internal Revenue Code whenever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation would be payable.

  MGM Grand Hotel, Inc., a wholly-owned subsidiary of the Company, separately adopted a Section 401(k) employee savings plan (the "Hotel Savings Plan"). The Hotel Savings Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings as a retirement fund. All deferred amounts vest immediately and are invested in either an equity, balanced income, money market, short-term bond fund, or international equity fund as directed by the participant. MGM Grand Hotel, Inc. will make matching contributions of 25% up to an annual limit of 1% of a participant's salary (based upon a maximum annual salary of $160,000) and annual bonus contributions up to a maximum of $500 based on years of participant employment. The full amount vested in a participant's account will be distributed following termination of employment, normal retirement or in the event of disability or death. A participant may also make a request for withdrawal of the vested account balance under the Hotel Savings Plan based on financial hardship. A participant is entitled to borrow up to 50% of the vested portion of his account, but no more than $50,000. The Company's employees are also eligible to participate under the Hotel Savings Plan.

  Effective November 1994, the Company and MGM Grand Hotel, Inc. adopted a Nonqualified Deferred Retirement Plan for Certain Key Employees not a part of a collective bargaining unit. The Nonqualified Deferred Retirement Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings, plus interest, as a retirement fund. These deferrals are in addition to those allowed under the Hotel Savings Plan. All deferred amounts vest immediately. There are no employer matching contributions made under this plan. At the time of enrollment in the plan, each participant must elect either a lump-sum payment or 10-year-installment-payout to be distributed following termination of employment, normal retirement or in the event of disability or death.

  Effective with the September 1995 acquisition of the Diamond Beach Hotel and Casino ("MGM Grand Australia") by MGM Grand Australia Pty., Ltd., an Australian employee retirement fund was acquired. The plan is subject to the Superannuation Industry (Supervision) Act of 1993 imposing a legal obligation on MGM Grand Australia to contribute to all employee superannuation funds. MGM Grand Australia maintains two categories for the plan, depending on employment status: category (A) for executive employees and category (B) for staff. Death and Disablement benefits are provided for all members, however, category (A) members receive increased coverages under both benefits. The Company contributes 6% of salary to satisfy the Superannuation Guarantee Legislation, and allows participants to defer, on a pretax basis, a portion of their salary (minimum 3%) and accumulate tax deferred earnings as a retirement fund. The full amount vested in members' retirement accounts is payable to the member following termination of employment, under certain circumstances or normal retirement.

  On March 26, 1996, the Compensation Committee of the Board of Directors determined to adjust the vesting provision of the Company's Nonqualified Stock Option Plan and Incentive Stock Option Plan to provide for the vesting of future stock option grants under the plans at 20% on each of the first four anniversary dates of the grant, with full vesting on the fifth anniversary date of the grant. The Compensation Committee also determined that pro-rata vesting at times other than successive anniversary dates of the date of grant would no longer be applicable. Stock option holders with grants dated prior to March 26, 1996 were given the opportunity to accept or decline the new vesting provisions with regard to their existing grants, and if they accepted and conformed to the new standard vesting schedule, a new effective date of April 1, 1996 was adopted solely for purposes of determining the subsequent yearly 20% vestings.

  On May 7, 1996, the Company made a commitment to grant 15 shares of Company Common Stock to each of its employees in exchange for continued active employment through the one year anniversary date of the commitment. As a result of the stock grant commitment, deferred compensation was charged to stockholders' equity and amortized monthly to compensation expense over the one year commitment period. On May 7, 1997, 99,045 shares were issued to employees as a result of the commitment. Over the life of the commitment, approximately $4 million was amortized to expense.

  Effective November 1996, the Company and MGM Grand Hotel, Inc. adopted an Employee Stock Purchase Plan. The plan provides eligible employees the opportunity to purchase shares of the Company's Common Stock via payroll deductions. The price for each share of Common Stock is the weighted average price paid for all shares purchased by the Plan Administrator on behalf of the participating employees on the last trading day of each month. The Company and MGM Grand Hotel, Inc. pay the administrative costs of the plan. The plan may be amended or terminated at any time by the Company's Board of Directors or by a committee designated by the Board of Directors.

  The Company also maintains stock option plans. See "Approval of Stock Option Plans." The Company's Board of Directors may adopt other benefit plans, including an employee retirement plan. In addition, the Company's Board of Directors may adopt a profit-sharing plan which will provide for a percentage of the Company's annual pretax operating profits to be available for distribution on a discretionary basis. The terms and benefit levels of any such plans have not yet been determined.

                             CERTAIN TRANSACTIONS

  J. Terrence Lanni, Chairman and Chief Executive Officer of the Company, has an employment agreement with the Company through April 1, 2000 pursuant to which he receives an annual salary of $1,000,000. If the agreement is terminated without cause (as defined) by the Company during the first five years of its term, Mr. Lanni is entitled to continue to receive his monthly salary, less any income or benefits received as a result of Mr. Lanni's employment elsewhere, for the period from the date of termination through and including March 31, 2000. "Cause" is defined as: (i) misconduct or negligence in the performance of Mr. Lanni's material duties or the refusal to perform such duties; (ii) any breach of Mr. Lanni's representations, warranties or covenants; (iii) failure by Mr. Lanni to promptly obtain or retain any permits, licenses or approvals required by state or local authorities; (iv) Mr. Lanni's death or disability for a period of six consecutive months; (v) indictment or conviction of Mr. Lanni for a crime, other than traffic violations or similar misdemeanors; or (vi) the Board of Directors, after reasonable inquiry, concludes that Mr. Lanni has engaged in conduct materially adverse to the Company. Pursuant to the agreement, Mr. Lanni was granted options to purchase 1,000,000 shares of Common Stock, of which 40% have vested with the balance vesting on April 1, 1999. If there is a change in control in the Company as the result of stockholders disposing of their shares in a sale, exchange or merger (a "Change in Control"), as distinguished from a change in control resulting from the issuance of treasury shares or from any other transaction, all unvested stock options become fully vested.

  Alex Yemenidjian, President and Chief Operating Officer of the Company, has a 4-year employment agreement with the Company which commenced April 22, 1997, pursuant to which he received a signing bonus of $40,000, and receives an annual salary of $750,000 and which contains a covenant not to compete. The agreement is terminable by either party. Pursuant to the agreement, the Company may terminate the agreement for good cause (as defined). In such event, Mr. Yemenidjian shall be entitled to receive so much of the stock from the Company's Nonqualified Stock Option Plan as had been vested but unexercised as of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement for any or no cause, Mr. Yemenidjian's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for a period of 12 months. If Mr. Yemenidjian seeks to terminate the agreement for good cause (as defined), he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Yemenidjian terminates without cause upon 30 days notice, then termination will result and Mr. Yemenidjian shall be entitled to receive so much of the stock from the Company's Nonqualified Stock Option Plan as had been vested but unexercised as of the date of termination. Mr. Yemenidjian was granted options to purchase 125,000 shares of Common Stock on January 7, 1991; 25,000 shares on February 5, 1993; and 400,000 shares on December 5, 1995. The granted options totaling 125,000 and 25,000 shares vest 20% in each of the third, fourth and fifth years, and 40% in the sixth year from the date of the grants, while the 400,000 share grant vests 20% on April 1, 1997; April 1, 1998; April 1, 1999; April 1, 2000; and April 1, 2001. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then options held by Mr. Yemenidjian to purchase Common Stock of the Company shall be exercisable at the time or times they would otherwise have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

  James Murren, Executive Vice President and Chief Financial Officer of the Company, has a 4-year employment agreement with the Company which commenced January 16, 1998, pursuant to which he received a signing bonus of $30,000, and receives an annual salary of $375,000 and which contains a covenant not to compete. The agreement is terminable by either party. Pursuant to the agreement, the Company may terminate the agreement for good cause (as defined). In such event, Mr. Murren shall be entitled to receive so much of the stock from the Company's Nonqualified Stock Option Plan as had been vested but unexercised as of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement for any or no cause, Mr. Murren's salary will continue for the term of the agreement, he will continue to receive certain employee benefits and all unvested stock options held will continue to vest for a period of 12 months. If Mr. Murren seeks to terminate the agreement for good cause (as defined), he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Murren terminates without cause upon 30 days notice, then termination will result and Mr. Murren shall be entitled to receive so much of the stock from the Company's Nonqualified Stock Option Plan as had been vested but unexercised as of the date of termination. Mr. Murren was granted options to purchase 475,000 shares of Common Stock on January 16, 1998, which vest 20% on each of the first four anniversary dates of the grant, with full vesting on the fifth anniversary date of the grant. If there is a Change in Control of the Company (as defined), all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then options held by Mr. Murren to purchase Common Stock of the Company shall be exercisable at the time or times they would otherwise have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

  As part of its overall compensation packages for certain of its senior executives, in February 1993, the Company entered into long term incentive agreements, on a case by case basis, with Messrs. Benninger and Yemenidjian and two senior executives who are no longer employed by the Company. Such agreements are keyed to demonstrable enhancements to stockholder values, i.e., market price of the Company's Common Stock. Because such agreements were entered into in connection with prior services to the Company, the Company does not intend to take such agreements into account when it determines such executives' salary, performance bonuses and grants of stock options.

  The Company has agreed to pay to Messrs. Benninger and Yemenidjian, on each of February 1, 1996, 1997, 1998, cash amounts equal to 10,000 and 5,000, respectively, and on February 1, 1999, cash amounts equal to 20,000 and 10,000, respectively, multiplied by the excess, if any (the "Spread"), between the closing price of the Company's Common Stock on the New York Stock Exchange (the "NYSE") (or if the Common Stock is not then traded on the NYSE, the principal stock exchange or securities market on which the Common Stock is then traded) on such date (the "Measuring Price") and $16.50, provided that for purposes of such determination, the Spread shall not exceed $9.75. As of the date of such agreements, the Measuring Price was approximately $9.75 below the market price of the Company's Common Stock. Such amounts, if any, would be paid only if the executive were employed by the Company on the applicable date, subject to proration in the event such employment terminated after February 1, 1996. Messrs. Benninger and Yemenidjian were paid $97,500 and $48,750, respectively, in February 1996, February 1997 and February 1998.

  Edward J. Jenkins, Vice President of the Company, has an employment agreement, pursuant to which he received an annual salary of $150,000 and which is terminable upon 30 days notice by either party. If there is a Change in Control of the Company, all unvested stock options held by Mr. Jenkins become fully vested.

  Christensen, Miller, Fink, Jacobs, Glaser, Weil, & Shapiro, LLP, a law firm of which Terry Christensen, a Director, is a partner (see "Election of Directors"), has performed extensive legal services for the Company. Such services rendered relate to litigation, sales of securities, financing transactions, acquisitions and dispositions of certain assets and operations, tax matters and other business transactions, contracts and agreements.

  During 1995, 1996, and 1997, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees at the rate of $50,000 per annum.

  On February 28, 1997, the Compensation Committee adopted a stock option grant program pursuant to the Nonqualified Stock Option Plan, which was subsequently approved by stockholders, whereby members of the Company's Board of Directors who are not full-time employees of the Company would receive an initial grant of 5,000 stock options, and subsequent yearly grants of 1,000 stock options during their respective terms as directors.

  During 1997, the Company contributed $7,000,000 to New York-New York Hotel & Casino, LLC ("NYNY"), its 50% joint venture with Primadonna Resorts, Inc., as its share of capital contribution to the hotel/casino, and received $15,160,000 in distributions from NYNY to pay taxes on its allocated share of income.

  For the twelve months ended December 31, 1997, the Company and its subsidiaries rented aircraft from Tracinda for various business purposes. The aggregate amount of rental payments were approximately $539,000, and the rent payments were at rates which management believes are generally below those offered by third parties. The Company and Tracinda have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

  The Company, through its wholly owned subsidiary MGM Grand Hotel, Inc., has an agreement with NYNY to lease space in the New York-New York Hotel & Casino to operate a race book and sports pool. The terms of the lease are for ten years from the commencement date of January 3, 1997, with an option for an additional term of ten years. MGM Grand Hotel, Inc. is obligated to pay to NYNY a minimum annual rent of $200,000 versus a percentage rent based upon gross revenue, as defined by the Nevada Gaming Commission and Nevada State Gaming Control Board. The percentage rent is based on a graduated scale of gross revenue at percentages ranging from 12% to 15%. New York-New York Hotel & Casino commenced operations on January 3, 1997. During 1997, approximately $496,000 was paid under this agreement. Additionally, MGM Grand Hotel, Inc. provided various other hotel goods and services for which NYNY paid approximately $226,000. The Company also has an agreement with NYNY to provide exclusive floral services through its wholly owned subsidiary MGM Grand Merchandising, Inc., at rates generally comparable to those offered by third parties. Payments made by NYNY under the floral service contract during 1997 were approximately $127,000. The Company and NYNY have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

  In conjunction with the Company's 50% interest in the MGM Grand-Bally's Monorail Limited Liability Company, the Company, through its wholly owned subsidiary MGM Grand Hotel, Inc., contributed approximately $1,489,000 to the joint venture as part of its operating contribution during 1997. The Company made capital contributions of approximately $27,000 to the MGM Grand-Bally's Monorail Limited Liability Company during 1997.

  Pursuant to an agreement dated December 23, 1996 between MGM Grand Hotel, Inc. and MGM/UA Home Entertainment, Inc. ("MGM/UA"), a wholly owned subsidiary of Metro-Goldwyn-Mayer Inc., ("MGM Inc.") a California based motion picture studio in which Tracinda has an approximate 65% ownership interest, MGM Grand Hotel, Inc. utilized key art and still photographs from certain MGM Inc. and United Artists Corporation motion pictures for the period commencing on December 27, 1996 and ending on July 1, 1997, which was subsequently extended to December 31, 1997. In exchange, MGM Grand Hotel, Inc. agreed to promote MGM/UA motion picture video cassettes for availability in its retail venues. During 1997, MGM Grand Hotel, Inc. provided various goods and services for which MGM Inc. paid approximately $462,000, and MGM Grand Merchandising, Inc. purchased merchandise from MGM Inc. and MGM/UA for sale in its retail outlets in the approximate amount of $299,000.

  Pursuant to a License Agreement between a predecessor in interest to the Company and Metro-Goldwyn-Mayer Film Co. dated February 29, 1980, the Company has an exclusive royalty-free license in perpetuity to use certain trademarks, tradenames and logos in and in connection with the Company's hotel/gaming business and other businesses, excluding the film entertainment business.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  Alex Yemenidjian, President and Chief Operating Officer of the Company, has served on the Board of Directors and Compensation Committee of MGM Inc. since November 1997. Frank Mancuso, Chairman of the Board and Chief Executive Officer of MGM Inc., has served on the Board of the Company since December 1997. MGM Inc. is a California based motion picture studio in which Tracinda has an approximate 65% ownership interest.

                        APPROVAL OF STOCK OPTION PLANS

                                PROPOSAL NO. 2

  In December 1997, the Board of Directors adopted the 1997 Nonqualified Plan and the 1997 Incentive Plan (collectively, the "Plans"), which provide for the grant of options for an aggregate of up to 1,500,000 shares of Common Stock. Shares delivered or to be delivered pursuant to grants under one of the Plans are to be deducted from shares otherwise available for grant under the other Plan. The purpose of the Plans is to provide additional incentive for officers and key employees of the Company and its subsidiaries to invest in the Company's Common Stock and thereby increase their proprietary interest in the Company, to encourage such officers and employees to remain in the employ of the Company or its subsidiaries and to increase their personal interest in the continued success and progress of the Company. The Company's directors believe that the Company's long-term growth is dependent upon obtaining the best possible management and believe the Plans will assist the Company in attracting and retaining key personnel.

  Approval and ratification of the Plans requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voted at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THIS PROPOSAL.

  The Nonqualified Plan and the Incentive Plan are attached hereto as Exhibits A and B, respectively. Some of the more important features of the Plans are summarized below, but the summaries are qualified in their entirety by express reference to the terms of the Plans attached hereto.

                        NONQUALIFIED STOCK OPTION PLAN

  Administration. The Nonqualified Plan will be administered by a committee whose members are appointed by the Board of Directors (the "Committee"). The Committee's members will be eligible to participate in the Nonqualified Plan. The Committee will designate the participants, the number of options to be granted and the time or times when the options will become vested.

  Eligible Employees. All employees of the Company and its subsidiaries as defined in Form S-8 under the Securities Act of 1933, as amended.

  Option Price. The price at which shares may be purchased upon exercise of an option must be at least equal to the fair market value per share at the time the option is granted.

  Maximum Number of Shares; Changes in Corporate Structure. Subject to adjustment as hereinafter provided, no more than 1,500,000 shares of Common Stock may be issued under the Nonqualified Plan. In the event of any change in the Company's Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the Common Stock, such adjustment shall be made in the number of shares subject to the Nonqualified Plan, and the number and option price of shares subject to options granted under the Nonqualified Plan as the Committee may deem appropriate.

  Exercise of Options. Options will be exercisable at such time or times and with respect to such number of shares as shall be fixed by the Committee. When exercising options, optionees may pay the exercise price either in cash or in shares of Company Common Stock or any combination thereof.

  Termination of Options. If an optionee's employment terminates, the option shall be exercisable for three months as to those shares to which the right to exercise had vested prior to the date of termination of employment. If the employment terminated (i) due to the death of the participant, the period in which the exercisable portion of the option may be exercised will be one year after such death or (ii) for any other cause, such exercise period will be three months from such termination. If the participant dies during such three months, the exercise period will be one year after such death. The Committee may, in its sole discretion, vary the foregoing provisions with respect to a particular optionee or particular nonqualified stock option to make the termination provisions applicable to such optionee more favorable to such optionee so long as such variation does not extend the expiration date of such nonqualified stock option.

  Amendment of Plan. The Board of Directors of the Company may amend, suspend, or discontinue the Nonqualified Plan, but may not (a) increase the total number of shares for which options may be granted without the approval of the shareholders of the Company, (b) decrease the minimum option price, (c) extend the maximum option period, or (d) make any material change in the eligible employees as defined in the Nonqualified Plan.

  Federal Income Tax Consequences. Holders of nonqualified options will generally be subject to federal income tax by reason of option exercise on the difference between the fair market value of the shares at the time of exercise and the option price. Upon a subsequent sale of the stock, the holder will recognize capital gain (or loss) in the amount by which the sale price exceeds (or is less than) the adjusted basis of the stock. Such gain (or loss) will be mid-term gain (or loss) if the stock is held for more than one year from the date of exercise, and will be long-term gain (or loss) if the stock is held for more than 18 months. The Company generally will be entitled to a federal income tax deduction at the time of the exercise of nonqualified stock options equal to the difference between the fair market value of the shares at the time of exercise and the option price.

                          INCENTIVE STOCK OPTION PLAN

  Most features of the Incentive Plan are similar to the terms of the Nonqualified Plan, including administration, eligible employees, option price, maximum number of shares, changes in corporate structure, exercise, termination of options and amendments (see "Approval of Stock Option Plans-- Nonqualified Stock Option Plan"). The only significant differences between the Plans are described below.

  If any options are granted to a "10% owner" under the Incentive Plan, the exercise price must be at least 100% of the fair market value of the underlying Common Stock at the time of grant and any such options shall expire not later than five years from the date of grant. In addition, the aggregate market value of the Common Stock with respect to which incentive stock options are exercisable by any optionee during any calendar year may not exceed $100,000, and the Committee may not extend the termination of options granted under the Incentive Plan when the optionee ceases to be an employee of the Company or any parent or subsidiary of the Company. The Incentive Plan also provides that if an optionee disposes of shares of Common Stock received upon exercise of an incentive stock option within two years from the date of grant of such incentive stock option or within one year of the exercise of such incentive stock option, the optionee must notify the Company of such disposition.

  Under the Incentive Plan, no income will be recognized by holders of incentive stock options either at the time of grant or at the time of exercise of an option. However, the difference between the fair market value of the stock at the time of exercise and the option price is a tax preference item which, depending on the taxpayer's other income, may result in imposition of the alternative minimum tax at the time of exercise. Upon the sale of the stock acquired by such a holder who has held the stock for at least (i) two years after the date on which the option was granted and (ii) one year after the date on which the stock was transferred to the optionee, the holder will recognize capital gain (or loss) in the amount by which the sales price exceeds (or is less than) the adjusted basis of stock. Such gain (or loss) will be mid-term gain (or loss) if the stock is held for more than one year from the date of exercise, and will be long-term gain (or loss) if the stock is held for more than 18 months from the date of exercise. No deduction will be allowed to the Company as a result of either the grant or the exercise of an incentive stock option in accordance with the foregoing. If the stock is sold prior to the end of the holding period discussed above, the holder will recognize ordinary income at the time of disposition equal to the difference between the fair market value of the stock at the time of exercise and the option price. The Company will be allowed a corresponding deduction.

                             SELECTION OF AUDITORS

                                PROPOSAL NO. 3

  The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders, the firm of Arthur Andersen LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1998. This firm acted as auditors for the Company during the year ended December 31, 1997.

  Representatives of Arthur Andersen LLP will be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THIS PROPOSAL.

                                OTHER BUSINESS

  Management knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies or their substitutes will vote or act with respect to such other matters in accordance with their best judgment.

                    NOTICE CONCERNING STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be present at the 1999 Annual Meeting of Stockholders must be received by the Company on or before November 30, 1998 in order to be included in the form of proxy and proxy statement to be issued by the Board of Directors at that meeting.

                               OTHER INFORMATION

  The Company will bear all costs in connection with the management solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

  The Company's Annual Report to Stockholders for the year ended December 31, 1997 accompanies this Proxy Statement.

                      By Order of the Board of Directors,


/s/ Alex Yemenidjian                     /s/ J. Terrence Lanni

Alex Yemenidjian                         J. Terrence Lanni
President and Chief Operating            Chairman and Chief Executive Officer
Officer                                  Chairman and Chief Executive Officer

                                                                      EXHIBIT A

              MGM GRAND, INC. 1997 NONQUALIFIED STOCK OPTION PLAN

  1. Purpose. The purpose of the MGM Grand, Inc. 1997 Nonqualified Stock Option Plan is to provide a means whereby MGM Grand, Inc. may attract and retain persons of ability and motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries.

  2. Definitions.

  (a) "Board" shall mean the Board of Directors of the Company.

  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

  (c) "Committee" shall mean the administrative committee appointed pursuant to Section 3.

  (d) "Company" shall mean MGM Grand, Inc., a Delaware corporation.

  (e) "Employee" shall mean an employee of the Company or any of its Subsidiaries, as defined in Instruction 1(a) to Form S-8 under the Securities Act of 1933, as amended.

  (f) "Nonqualified Option" shall mean an option to purchase shares of Stock, subject to the terms and conditions described in the Nonqualified Plan, which is not an incentive stock option within the meaning of Code Section 422.

  (g) "Nonqualifed Plan" shall mean the MGM Grand, Inc. 1997 Nonqualified Stock Option Plan.

  (h) "Participant" shall mean an Employee of the Company or any Subsidiary who is designated to receive Nonqualified Options pursuant to Section 3.

  (i) "Stock" shall mean the Company's $.01 par value common stock.

  (j) "Subsidiary" shall mean a subsidiary corporation as defined in Code
Section 424(f) or any partnership or joint venture in which the Company owns a 50 percent or greater ownership interest.

  3. Administration. The Nonqualified Plan shall be administered by the Committee, consisting of at least two members, who shall be members of the Board, appointed by and holding office as Committee members at the pleasure of the Board. Subject to the provisions of the Nonqualified Plan, the Committee shall have the power to: (a) determine and designate from time to time those Employees who perform services for the Company or for any Subsidiary who shall be Participants in the Nonqualified Plan and the number of shares to be subject to the Nonqualified Options to be granted to each Participant; provided, however, that no Nonqualified Option shall be granted after the expiration of ten years from the effective date of the Nonqualified Plan specified in Section 8; (b) authorize the granting of Nonqualified Options to Participants; and (c) determine the time or times and the manner when each Nonqualified Option shall be exercisable and the duration of the exercise period.

  For all purposes of the Nonqualified Plan, the fair market value of the Stock shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Treasury Regulations (S)20.2031-2, relating to the valuation of stocks and bonds for purposes of Code (S)2031.

  The Committee may interpret the Nonqualified Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Nonqualified Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or on an approved leave of absence from the Company or a Subsidiary as a period of service of such Participant with the Company or a Subsidiary, as the case may be, for purposes of accrual of such Participant's rights under the Nonqualified Options. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive. Any action reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been taken by vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Nonqualified Plan or the Nonqualified Options.

  4. Benefits Available Under the Nonqualified Plan. The benefits provided by the Nonqualified Plan to Participants are Nonqualified Options. Nonqualified Options may be granted by the Company from time to time for all Participants to acquire up to an aggregate of 1,500,000 shares of Stock, subject to adjustment as provided in Paragraph 5(h) and reduced by the number of shares subject to options which are granted under the MGM Grand, Inc. 1997 Incentive Stock Option Plan. However, no Participant in the Nonqualified Plan shall be entitled to receive options to purchase more than 1,000,000 shares in any calendar year. The shares to be delivered upon exercise of Nonqualified Options shall be made available, at the discretion of the Board, either from authorized but unissued shares of Stock or from Stock reacquired by the Company, including shares purchase in the open market. If any Nonqualified Option terminates, expires or is canceled with respect to any shares of Stock, new Nonqualified Options may thereafter be granted covering such shares.

  5. Terms and Conditions. Each Nonqualified Option shall be evidenced by an agreement (the "Agreement'), in a form approved by the Committee, which shall be signed by an officer of the Company and the Participant receiving the Nonqualified Option, and which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

  (a) Period. Each Agreement shall specify that the Nonqualified Option thereunder is for a period not to exceed ten years (the "Option Period") and shall provide that the Nonqualified Option shall expire at the end of such period.

  (b) Option Price. The price per share at which a Nonqualified Option may be exercised (the "Option Price") shall be determined by the Committee at or prior to the time the Nonqualified Option is granted, but shall be at least equal to the fair market value per share at the time the Nonqualified Option is granted.

  (c) Exercise of Option. In order to exercise Nonqualified Options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of Nonqualified Options. This notice shall be accompanied by payment for the shares as provided in Paragraph 5(d). Options may be exercised at such time or times as may be determined by the Committee at the time of grant, subject to the provisions of this Section 5, including the following limitation: no part of any Nonqualified Option may be exercised until the Participant holding the Nonqualified Option shall have performed services for the Company or for a Subsidiary for such period after the date on which the Nonqualified Option is granted as the Committee may specify in the Agreement; provided, however, that, although a Nonqualified Option may provide for earlier exercise, the Nonqualified Option shall be exercisable with respect to at least 20 percent of the shares subject thereto no later than the first anniversary of the grant of the Nonqualified Option, 40 percent of such shares no later than the second such anniversary, 60 percent of such shares no later than the third such anniversary, 80 percent of such shares no later than the fourth such anniversary and 100 percent of such shares no later than the fifth such anniversary; and provided, further, that no Nonqualified Option may at any time be exercised in part with respect to fewer than the lesser of (i) fifty shares, or (ii) the number of shares which remain to be purchased pursuant to the Nonqualified Option.

  (d) Payment of Option Price. The Option Price of the Stock transferred to a Participant pursuant to the exercise of a Nonqualified Option shall be paid to the Company at the time of delivery of notice of exercise: (1) in cash; (2) with previously acquired Stock having a fair market value equal to the Option Price; or (3) with cash and previously acquired Stock having a fair market value which together with the cash is equal to the Option Price.

  (e) Exercise in the Event of Death or Termination of Employment. If a Participant holding Nonqualified Options shall terminate employment by the Company and its Subsidiaries because of death, or shall die within three months of termination of employment by the Company and its Subsidiaries, the Nonqualified Options held by the Participant may be exercised, to the extent that the Participant was entitled to do so at the date of termination of employment, by the person or persons to whom the Participant's rights under the Nonqualified Options pass by will or applicable law, or if no such person has such rights, by the Participant's executors or administrators, at any time, or from time to time, within one year after the date of such termination of employment, but in no event later than the expiration date determined pursuant to Paragraph 5(a). If a Participant's employment by the Company, its Parent and Subsidiaries shall terminate for any reason other than death, Nonqualified Options held by such Participant may be exercised, to the extent the Participant was entitled to do so at the date of termination of employment at any time, or from time to time, within three months after the date of termination of employment, but in no event later than the expiration date determined pursuant to Paragraph 5(a). Notwithstanding the foregoing, the Committee may, in its sole discretion, vary the foregoing provisions with respect to a particular Participant or particular Nonqualified Options granted to such Participant to make the termination provisions applicable to such Participant more favorable to such Participant so long as such variation does not extend the expiration date of such Nonqualified Options. Any such variation shall be set forth in the applicable Agreement or amendment thereto.

  (f) Nontransferability. No Nonqualified Option under the Nonqualified Plan shall be transferable other than by will or by the laws of descent and distritbution. No interest of any Participant under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Participant, Nonqualified Options shall be exercisable only by the Participant who received them.

  (g) Investment Representation. Each Agreement shall contain a provision that, upon demand by the Company for such a representation, the Participant holding the Nonqualified Options (or any person acting under Paragraph 5(e)) shall deliver to the Company at the time of any exercise of any Nonqualified Options a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of Nonqualified Options and prior to the expiration of the Option Period shall be a condition precedent to the right of the Participant or such other person to acquire any shares.

  (h) Adjustments in Event of Change in Stock. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Stock, the number and class of shares which thereafter may be acquired under the Nonqualified Plan, the number and class of shares subject to outstanding Agreements, the Option Price per share thereof, and any other terms of the Nonqualified Plan or the Agreements which in the Committee's sole discretion require adjustment (including, without limitation, relating to the Stock, other securities, cash or other consideration which may be acquired upon exercise of the Nonqualified Options) shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate.

  (i) No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any shares subject to Nonqualified Options prior to the date of issuance to such Participant of a certificate or certificates for such shares.

  (j) No Right to Continued Employment. Neither the Nonqualified Plan nor any Nonqualified Options granted under the Nonqualified Plan shall confer upon any employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary for which a Participant performs services to terminate such employment at any time.

  (k) Arrangement for Tax Payment. Each Agreement shall contain a provision that the Participant shall agree to make any arrangements required by the Committee to insure that the amount of tax required to be withheld by the Company or a Subsidiary as a result of the exercise of Nonqualified Options is available for payment.

  (l) Certain Corporate Transactions. Each Agreement shall provide that nothing in the Nonqualified Plan or the Agreement shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and in any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Stock outstanding immediately prior to the merger remain outstanding and unchanged), the Participant shall be entitled to receive, at the time the Nonqualified Option or portion thereof would otherwise become exercisable and upon payment of the Option Price, the same shares of stock, cash or other consideration received by stockholders of the Company in accordance with such merger, consolidation, sale or transfer of assets, liquidation or dissolution.

  6. Compliance With Other Laws and Regulations. The Nonqualified Plan, the grant and exercise of Nonqualified Options under the Nonqualified Plan, and the obligation of the Company to transfer shares under these Nonqualified Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

  7. Amendment and Discontinuance. The Board may from time to time amend, suspend or discontinue the Nonqualified Plan; provided, however, that, subject to the provisions of Paragraph 5(h), no action of the Board, or any committee thereof, may (a) increase the number of shares reserved for options pursuant to Section 4 without approval of the stockholders of the Company, (b) permit the granting of any Nonqualified Option at an Option Price less than that determined in accordance with Paragraph 5(b), (c) permit the granting of Nonqualified Options which expire beyond the period provided for in Paragraph 5(a), or (d) make any material change in the class of eligible Employees as defined in the Nonqualified Plan.

  8. Compliance with Rule 16(b)(3) under the SecuritiesExchange Act of
1934. (a) The Nonqualified Plan is intended to comply with all applicable conditions of Rule 16(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor rule; (b) all transactions involving insider Participants are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan; and (c) any provision of the Nonqualified Plan or action by the Committee that is contrary to a condition of Rule 16(b)(3) shall not apply to insider-participants.

  9. Effective Date. The effective date of the Nonqualified Plan shall be the earlier of the date the Nonqualified Plan is adopted by the Board or the date it is approved by the stockholders of the Company.

                                                                      EXHIBIT B

               MGM GRAND, INC. 1997 INCENTIVE STOCK OPTION PLAN

  1. Purpose. The purpose of the MGM Grand, Inc. 1997 Incentive Stock Option Plan is to provide a means whereby MGM Grand, Inc. may attract and retain persons of ability and motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries.

  2. Definitions.

  (a) "Board" shall mean the Board of Directors of the Company.

  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

  (c) "Committee" shall mean the administrative committee appointed pursuant to Section 3.

  (d) "Company" shall mean MGM Grand, Inc., a Delaware corporation.

  (e) "Employee" shall mean an employee as defined in accordance with Treasury Regulation (S)1.421-7(h)(1).

  (f) "Incentive Option" shall mean an option to purchase shares of Stock, subject to the terms and conditions described in the Incentive Plan, which is an incentive stock option within the meaning of Code Section 422.

  (g) "Incentive Plan" shall mean the MGM Grand, Inc. 1997 Incentive Stock Option Plan.

  (h)"Participant" shall mean an employee of the Company or any Subsidiary who is designated to receive Incentive Options pursuant to Section 3.

  (i) "Stock" shall mean the Company's $.01 par value common stock.

  (j)"Subsidiary" shall mean a subsidiary corporation as defined in Code
Section 424(f).

  3. Administration. The Incentive Plan shall be administered by the Committee, consisting of at least two members, who shall be members of the Board, appointed by and holding office as Committee members at the pleasure of the Board. Subject to the provisions of the Incentive Plan, the Committee shall have the power to (a) determine and designate from time to time those Employees who perform services for the Company or for any Subsidiary who shall be Participants in the Incentive Plan and the number of shares of Stock to be subject to the Incentive Options to be granted to each Participant; provided, however, that no Incentive Option shall be granted after the expiration of the period of ten years from the effective date of the Incentive Plan specified in
Section 9; (b) authorize the granting of Incentive Options to Participants; and (c) determine the time or times and the manner when each Incentive Option shall be exercisable and the duration of the exercise period.

  For all purposes of the Incentive Plan, the fair market value of the Stock shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Treasury Regulations (S)20.2031-2, relating to the valuation of stocks and bonds for purposes of Code (S)2031.

  The Committee may interpret the Incentive Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Incentive Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or on an approved leave of absence from the Company or a Subsidiary as a period of service of such Participant with the Company or a Subsidiary, as the case may be, for purposes of accrual of such Participant's rights under the Incentive Options. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive. Any action reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been taken by vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Incentive Plan or the Incentive Options.

  4. Benefits Available Under the Incentive Plan. The benefits provided by the Incentive Plan to Participants are Incentive Options. Incentive Options may be granted by the Company from time to time for all Participants to acquire up to an aggregate of 1,500,000 shares of Stock, subject to adjustment as provided in Paragraph 5(i), and reduced by the number of shares subject to options which are granted under the MGM Grand, Inc. 1997 Nonqualified Stock Option Plan. The shares to be delivered upon exercise of Incentive Options shall be made available, at the discretion of the Board, either from authorized but unissued shares of Stock or from Stock reacquired by the Company, including shares purchased in the open market. If any Incentive Option terminates, expires or is canceled with respect to any shares of Stock, new Incentive Options may thereafter be granted covering such shares.

  5. Terms and Conditions. Each Incentive Option shall be evidenced by an agreement (the "Agreement"), in a form approved by the Committee, which shall be signed by an officer of the Company and the Participant receiving the Incentive Option, and which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

  (a) Period. Each Agreement shall specify that the Incentive Option thereunder is granted for a period not to exceed ten years (the "Option Period") and shall provide that the Incentive Option shall expire at the end of such period.

  (b) Option Price. The price per share at which an Incentive Option may be exercised (the "Option Price") shall be determined by the Committee at or prior to the time the Incentive Option is granted, but shall be at least equal to the fair market value per share at the time the Incentive Option is granted.

  (c) Exercise of Option. In order to exercise Incentive Options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of Incentive Options. This notice shall be accompanied by payment for the shares as provided in Paragraph 5(e). Options may be exercised at such time or times as may be determined by the Committee at the time of grant, subject to the provisions of this Section 5, including the following limitations: no part of any Incentive Option may be exercised until the Participant holding the Incentive Option shall have performed services for the Company or for a Parent or Subsidiary for such period after the date on which the Incentive Option is granted as the Committee may specify in the Agreement; provided, however, that, although an Incentive Option may provide for earlier exercise, the Incentive Option shall be exercisable with respect to at least 20 percent of the shares subject thereto no later than the first anniversary of the grant of the Incentive Option, 40 percent of such shares no later than the second such anniversary, 60 percent of such shares no later than the third such anniversary, 80 percent of such shares no later than the fourth such anniversary, and 100 percent of such shares no later than the fifth such anniversary; and provided, further, that no Incentive Option may at any time be exercised in part with respect to fewer than the lesser of (i) fifty shares, or (ii) the number of shares which remain to be purchased pursuant to the Incentive Option.

  (d) Ten-percent Owners. Notwithstanding the provisions of Paragraphs 5(b) and 5(c), the following terms and conditions shall apply to Incentive Options granted to a "ten-percent owner." For this purpose, a "ten-percent owner" shall mean a Participant who, at the time the Incentive Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary. With respect to a ten-percent owner: (1) the price at which shares of stock may be purchased under the Incentive Option shall not be less than 110 percent of the fair market value thereof, said fair market value determined in the manner described in Paragraph 5(b); and (2) the period during which the Incentive Option may be exercised shall expire not later than five years from the date the Incentive Option is granted.

  (e) Payment of Option Price. The Option Price of the Stock transferred to a Participant pursuant to the exercise of an Incentive Option shall be paid to the Company at the time of delivery of notice of exercise: (1) in cash; (2) with previously acquired Stock having a fair market value equal to the Option Price; or (3) with cash and previously acquired Stock having a fair market value which together with the cash is equal to the Option Price.

  (f) Limitation on the Value of Incentive Options. The aggregate fair market value (determined at the time an option is granted) of the Stock with respect to which Incentive Options described in Code Section 422(b) are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Parent and any Subsidiary) shall not exceed $100,000.

  (g) Exercise in the Event of Death or Termination of Employment. If a Participant holding Incentive Options shall terminate employment by the Company and its Subsidiaries because of death, or shall die within three months of termination of employment by the Company and its Subsidiaries, the Incentive Options held by the Participant may be exercised, to the extent that the Participant was entitled to do so at the date of termination of employment, by the person or persons to whom the Participant's rights under the Incentive Options pass by will or applicable law, or if no such person has such rights, by the Participant's executors or administrators, at any time, or from time to time, within one year after the date of such termination of employment, but in no event later than the expiration date determined pursuant to Paragraph 5(a). If a Participant's employment by the Company, its Parent and Subsidiaries shall terminate for any reason other than death, Incentive Options held by such Participant may be exercised, to the extent the Participant was entitled to do so at the date of termination of employment, at any time, or from time to time, within three months after the date of termination of employment, but in no event later than the expiration date determined pursuant to Paragraph 5(a).

  (h) Nontransferability. No Incentive Option granted under the Incentive Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of any Participant under the Incentive Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant who received them.

  (i) Investment Representation. Each Agreement shall contain a provision that, upon demand by the Company for such a representation, the Participant holding the Incentive Options (or any person acting under Paragraph 5(g)) shall deliver to the Company at the time of any exercise of any Incentive Options a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of Incentive Options and prior to the expiration of the Option Period shall be a condition precedent to the right of the Participant or such other person to acquire any shares.

  (j) Adjustments in Event of Change in Stock. In the event of any change in the stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the stock, the number and class of shares which thereafter may be acquired under the Incentive Plan, the number and class of shares subject to outstanding Agreements, the Option Price per share thereof, and any other terms of the Incentive Plan or the Agreements which in the Committee's sole discretion require adjustment (including, without limitation, relating to the Stock, other securities, cash or other consideration which may be acquired upon exercise of the Incentive Options) shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate.

  (k) No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any shares subject to Incentive Options prior to the date of issuance to the Participant of a certificate or certificates for such shares.

  (l) No Rights to Continued Employment. Neither the Incentive Plan nor any Incentive Options granted under the Incentive Plan shall not confer upon any employee any right with respect to continuance of employment by the Company or any Parent or Subsidiary, nor shall they interfere in any way with the right of the Company or any Parent or Subsidiary for which a Participant performs services to terminate such employment at any time.

  (m) Arrangement for Tax Payment. Each Agreement shall contain a provision that the Participant shall agree to make any arrangements required by the Committee to insure that the amount of tax required to be withheld by the Company or a Subsidiary as a result of the exercise of Nonqualified Options is available for payment.

  (n) Certain Corporate Transactions. Each Agreement shall provide that nothing in the Incentive Plan or the Agreement shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and in any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Stock outstanding immediately prior to the merger remain outstanding and unchanged), the Participant shall be entitled to receive, at the time the Incentive Option or portion thereof would otherwise become exercisable and upon payment of the Option Price, the same shares of stock, cash or other consideration received by stockholders of the Company in accordance with such merger, consolidation, sale or transfer of assets, liquidation or dissolution.

  6. Compliance With Other Laws and Regulations. The Incentive Plan, the grant and exercise of Incentive Options under the Incentive Plan, and the obligation of the Company to transfer shares under these Incentive Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

  7. Certain Dispositions. All Incentive Options shall provide that if the Participant makes a disposition, within the meaning of Code Section 424(c), of any shares of Stock transferred upon exercise of an Incentive Option within two years from the date of the granting of the Incentive Option or within one year after the transfer of the shares of Stock to the Participant pursuant to the exercise of the Incentive Option, the Participant shall notify the Company within ten days of the disposition. The Company may cause an appropriate legend to be affixed to any stock certificates representing the shares of Stock issued under the Plan to enable it to receive notice of the disposition.

  8. Amendment and Discontinuance. The Board may from time to time amend, suspend or discontinue the Incentive Plan; provided, however, that, subject to the provisions of Paragraph 5(i), no action of the Board, or any committee thereof, may (a) increase the number of shares reserved for options pursuant to Section 4 without approval of the stockholders of the Company, (b) permit the granting of any Incentive Option at an Option Price less than that determined in accordance with Paragraph 5(b), (c) permit the granting of Incentive Options which expire beyond the period provided for in Paragraph 5(a), or (d) make any material change in the class of eligible Employees as defined in the Incentive Plan.

  9. Compliance with Rule 16(b)(3) of the Securities Exchange Act of 1934. (a) The Incentive Plan is intended to comply with all applicable conditions of Rule 16(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor rule; (b) all transactions involving insider Participants are subject to such conditions, regardless of whether the conditions are expressly set forth in the Incentive Plan; and (c) any provision of the Incentive Plan or action by the Committee that is contrary to a condition of Rule 16(b)(3) shall not apply to insider-participants.

  10. Effective Date. The effective date of the Incentive Plan shall be the earlier of the date the Incentive Plan is adopted by the Board or the date it is approved by the stockholders of the Company.

                                                               Please mark   [X]
                                                               your vote as
                                                               indicated in
                                                               this example

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted for Items 1, 2 and 3.

1. Election of Directors

   FOR all nominees       WITHHOLD
    named (except        AUTHORITY
   as marked to the    for all nominees
    contrary)              named
      [_]                   [_]

Names of Nominees: James D. Aljian, Fred Benninger, Glenn A. Cramer, Terry Christensen, Willie D. Davis, Alexander M. Haig, Jr., Kirk Kerkorian, J. Terrence Lanni, Frank G. Mancuso, James J. Murren, Walter M. Sharp, Alex Yemenidjian, Jerome B. York.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

______________________________________________________________________________

2. Approval of the Company's Stock Option Plans.

    FOR        AGAINST       ABSTAIN
    [_]          [_]           [_]

3. Ratification of the appointment of independent auditors.

    FOR        AGAINST       ABSTAIN
    [_]          [_]           [_]

                                              I plan to attend meeting [_]

                                     ___    Dated:_______________________, 1998
                                       |

                                            ___________________________________
                                            Signature

                                            ___________________________________
                                            Signature if held jointly

                                            Please sign your name exactly as it
                                            appears hereon. In the case of joint
                                            owners, each should sign. If signing
                                            as executor, trustee, guardian or in
                                            any other representative capacity or
                                            as an officer of a corporation,
                                            please indicate your full title as
                                            such.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                               Admission Ticket

                                Annual Meeting
                                      of
                                MGM GRAND, INC.
                              Tuesday May 5, 1998
                                  10:00 a.m.
                          MGM GRAND HOTEL AND CASINO
                          3799 LAS VEGAS BLVD. SOUTH
                               LAS VEGAS, NEVADA

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                   Agenda                                     +
+                                   ------                                     +
+                                                                              +
+         1. To elect a Board of Directors.                                    +
+         2. To consider and act upon a proposal to ratify and approve the     +
+            adoption of the Company's stock option plans.                     +
+         3. To consider and act upon the ratification of the selection of     +
+            independent auditors.                                             +
+         4. To transact such other business as may properly come before the   +
+            meeting or any adjournments thereof.                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                MGM GRAND, INC.


                   Proxy for Annual Meeting of Stockholders

                                  May 5, 1998

                 Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints TERRY CHRISTENSEN, WILLIE D. DAVIS and WALTER
M. SHARP, and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MGM Grand, Inc. (the "Company") to be held at the MGM Grand Hotel, 3799 Las Vegas Boulevard South, Las Vegas, Nevada on May 5, 1998, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

        The Board of Directors recommends a vote FOR Items 1, 2 and 3.

                (Continued and to be SIGNED on the other side)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                                MGM GRAND, INC.


                        Annual Meeting of Stockholders

                              Tuesday May 5, 1998
                                  10:00 a.m.
                          MGM Grand Hotel and Casino
                          3799 Las Vegas Blvd. South
                               Las Vegas, Nevada

                               ADMISSION TICKET


    This ticket must be presented at the door for entrance to the meeting.